UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006
EATON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Eaton Center
Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.
By letter dated February 6, 2006, Kiran M. Patel has advised the Company that he will be resigning from the Company’s Board of Directors effective at the Annual Meeting of Shareholders to be held on April 26, 2006. A copy of his letter is filed as Exhibit 99.1 and is incorporated herein by reference. The Company intends to identify in its Annual Proxy Statement, to be mailed to shareholders on or about March 17, 2006, a nominee to fill the vacancy created by Mr. Patel’s resignation. As a result of his appointment as Senior Vice President and Chief Financial Officer of Intuit Inc., Mr. Patel determined that his current schedule does not allow him sufficient time to devote to his duties as a member of the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.
Letter dated February 6, 2006 signed by Kiran M. Patel, and received by the Company on February 8, 2006, is filed as Exhibit 99.1.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

Date: February 9, 2006	By /s/ M. M. McGuire M. M. McGuire
Vice President and General Counsel